                  CENDANT REPORTS 1998 FOURTH QUARTER RESULTS
             Adjusted Continuing Operations $0.22 vs. $0.13, up 69%
            Reported Continuing Operations Loss $0.36 vs. Loss $0.22
                 Gain on Sale of Discontinued Operations $0.46

 Reiteration of Strategy to Focus on Core Businesses, Sell Non-Strategic Assets
               Company Articulates Strategy for Internet Business

      Company Confident to Reach Analysts Range of 1999 Earnings Estimates



New York, NY, February 10, 1999 - Cendant Corporation (NYSE: CD) today reported 1998 full year and fourth quarter results. Results from continuing operations, adjusted for certain charges and credits, for the quarter ended December 31, 1998 were as follows:

    o    Revenues were $1.4 billion, up 29% from $1.1 billion
    o    EBITDA was $422 million, up 55%
    o EBITDA margins increased to 30% from 25% Net income was $190 million, up 65%
    o    Earnings per share were $0.22, up 69% from $0.13

Adjusted earnings from continuing operations for the fourth quarter exclude the impact of the following items ("Adjustments"): $0.33 per share for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto & Home Insurance Company; $0.27 per share charge associated with the preliminary agreement in principle to settle the PRIDES securities class action suit ; and a $0.03 per share credit for merger related costs and other unusual charges which primarily reflects adjustments to the original estimate of costs to be incurred.

Adjusted fourth quarter results also exclude a gain of $0.46 per share associated with the sales of Hebdo Mag International and Cendant Software. The Company expects to record an additional gain in the first quarter of 1999 associated with the sale of Cendant Software. Adjusted for the gain on the sales of Hebdo Mag and Software, reported earnings per share for the fourth quarter would be $0.10. Including all Adjustments, Cendant reported a fourth quarter 1998 loss from continuing operations of $302 million or $0.36 per share. (See Table 1of 8 for adjusted results and Table 2 of 8 and Table 3 of 8 for reported results.)

 "We are extremely pleased to report fourth quarter results that reflect the underlying strength of our core businesses," said Henry R. Silverman, chairman, president and chief executive officer.

"1998 was a year of significant challenge resulting from the accounting irregularities discovered at the former CUC International. The Company's financial results demonstrate the commitment of our management team to drive performance and reestablish value for our shareholders. We have redirected the Company's strategy to focus on growth in our core businesses, to sell non-strategic assets and to use the proceeds, as well as cash flow generated from operations, to buy back stock and retire debt."

The 55% increase in adjusted EBITDA from continuing operations in the fourth quarter reflects improvement in all nine business segments. The three largest contributors to EBITDA growth were Mortgage Services, which more than tripled to $60 million from $20 million because of increased mortgage origination levels; Other Consumer and Business Services, which increased three-fold to $29 million from $10 million primarily because of the acquired National Car Park and Green Flag operations; and Individual Membership, which improved $26 million from a loss of $17 million last year to a profit of $9 million this year, principally because of lower marketing costs. (For a quarterly presentation of segment performance see the Company's Form 8-K filed with the Securities and Exchange Commission on February 10, 1999.)

REVIEW OF FULL YEAR 1998 RESULTS

Full year revenues from continuing operations were $5.3 billion, up 25% from $4.2 billion in 1997. Adjusted EBITDA and net income from continuing operations were $1.6 billion and $705 million, respectively. Adjusted earnings per share from continuing operations were $0.80 in 1998, up 21% from $0.66 in 1997.

Adjusted full year 1998 results exclude or reflect the impact of the following items ("Adjustments"). (Full year per share Adjustments may vary from fourth quarter per share Adjustments due to differences in weighted average shares outstanding for the quarter vs. the full year.):

    o Includes $0.04 per share for the non-cash write-off of the Company's equity investment in Net Grocer and the goodwill associated with the National Library of Poetry
    o Excludes $0.32 per share for the cost of terminating the proposed acquisition of American Bankers and Providian
    o Excludes $0.26 per share associated with the preliminary agreement in principle to settle the PRIDES securities class action suit
    o Excludes $0.09 per share for the cost of the Company's investigations into previously discovered accounting irregularities at the former CUC International including the separation payments to the Company's former chairman
    o Excludes $0.05 per share credit to merger related costs and other unusual charges primarily as a result of changes to the original estimate of costs to be incurred

Adjusted full year results also exclude gains of $0.44 per share associated with the sales of Hebdo Mag International and Cendant Software. Excluding all Adjustments, Cendant reported full year EBITDA from continuing operations of $787 million, net income of $160 million and earnings per share of $0.18. (See Table 4 of 8, Table 5 of 8 and Table 6 of 8)

NEW STRATEGY AND OTHER DEVELOPMENTS

o The Company completed the repurchase of $1 billion of common stock in the repurchase program authorized in October 1998. The Company also announced recently that its Board of Directors has authorized a $200 million increase in its share repurchase program, which the Company expects to execute through open-market and/or privately negotiated transactions as opportunities present themselves in the future. As of February 10, the Company has reduced its outstanding shares by about 60 million shares or about 7% (including the 7.1 million shares acquired as part of the sale of Hebdo Mag International).

o During the fourth quarter the Company continued to reduce its debt and to lengthen maturities. This debt restructuring has served to materially strengthen the Company's balance sheet.

    The Company's $3.25 billion term loan due May 1999 was retired through the proceeds of (1) a $1.55 billion Senior Notes offering ($400 million due December 2000 and $1.15 billion due December 2003), (2) a new $1.25 billion term loan due February 2001, and (3) proceeds from the sales of discontinued businesses. In addition, the Company's $150 million 5 7/8% Senior Notes due December 1998 were retired. As a result, debt outstanding (excluding debt related to management and mortgage programs) declined from $4.0 billion at September 30, 1998 to $3.4 billion at December 31, 1998 and none of the Company's aforementioned debt is short-term. As of such dates, the Company's debt to total capital ratio improved from 39% to 35%.

o The Company completed the sales of Hebdo Mag and Cendant Software for an aggregate of approximately $1.3 billion including $1.2 billion in cash and the receipt of 7.1 million shares of Cendant common stock. The Company continues to evaluate the sale of non-strategic businesses where it does not have a comparative advantage and which may have more value to another company.

o As recently announced, the Company will not proceed with the acquisition of RAC Motoring Services in the UK because of the material conditions attached to its approval by the UK Secretary of State for Trade and Industry. The Company's intention is to build on the already successful record of Green Flag in the UK roadside assistance market and to use funds earmarked for the RAC acquisition for share repurchase and further debt repayment

o The Company also articulated its Internet strategy, which includes the proposed sale of three of its Internet companies: RentNet, Match.com and Bookstacks, Inc. (Books.com, MusicSpot.com and GoodMovies.com). The strategy also includes continued investment in the Company's remaining Internet membership business, particularly NetMarket, which is an integral part of its overall individual membership business; the continued pursuit of strategic partnerships that will leverage its Internet membership assets, accelerate growth and maximize shareholder value; and the establishment of an outsourcing services business that manages fulfillment and distribution for non-competing third-party e-commerce providers. (See accompanying backgrounder issued by the Company on PR Newswire.)

1999 OUTLOOK

Silverman said, "Our expectations for 1999 earnings are consistent with the strong growth targets we articulated in December. We are confident that we will deliver earnings per share in line with Wall Street expectations of between $1.00 to $1.13 for the year. Our business units are performing well thus far in 1999, giving us further confirmation that each unit should deliver 1999 quarterly results in line with our expectations."

Cendant has restructured its mix of businesses and operating strategies in the past twelve months and will continue to do so in 1999 when opportunities present themselves. This will affect the seasonal pattern of the Company's earnings. "The most exciting of these opportunities is in Individual Membership, where our new management team is pursuing a strategic vision of maximizing real, sustainable earnings growth over the long term. This will produce a different earnings progression, even versus the restated historical results of the unit," said David M. Johnson, chief financial officer. "Our successful 1998 acquisitions, particularly Harpur Group, National Parking Corporation and Green Flag in the UK, will now enter the earnings stream for a full year, creating a shift in net income to the second half, which historically produces somewhat higher volume. 1999 results will also not benefit from certain one-time events in 1998's first quarter, in particular, the benefit of a larger gain on sale of Avis-Rent-A-Car stock. Also, systems investments in long-term cost savings will increase our annual depreciation expense while increasing operating leverage and profits in our peak summer periods. As a result, the summer months will assume even greater importance in 1999, and we anticipate approximately 60% to 65% of earnings will occur during the second half of the year as a result of this shift. It is likely that earnings per share in the first quarter of 1999 may not exceed and, in fact, may be lower than earnings per share in the first quarter of 1998."


CLASS ACTION LITIGATION

On January 7, 1999 the Company announced it had reached a preliminary agreement in principle with plaintiff's counsel representing the class of holders of its PRIDES securities who purchased their securities on or prior to April 15, 1998 to settle the substantial portion of their class action lawsuit against Cendant through the issuance of a new "Right" for each PRIDES security held. Under the preliminary agreement only persons who owned Income or Growth PRIDES ("PRIDES") at the close of business on April 15, 1998 will be eligible to receive a new "Right" for each PRIDES security held. Current holders of PRIDES will not receive any Rights (unless they also held PRIDES on April 15, 1998).

In connection with this transaction, the Company recorded an after tax charge of approximately $230 million, or $0.27 per share in the fourth quarter of 1998 and increased Shareholders' Equity by approximately $75 million, net, as a result of the prospective issuance of the Rights. In addition this transaction is expected to have minimal impact on 1999 earnings per share and only if Cendant common stock materially appreciates in price. There is no assurance that a definitive agreement will be reached and any such agreement is subject to court approval and will be subject to certain conditions. There can be no assurance that the court will approve the agreement or that the conditions contained in any definitive agreement will be fulfilled.

With respect to litigation relating to claims of common shareholders, the Company does not believe that it is feasible to predict or determine the final outcome or resolution of these proceedings or to estimate the amounts or potential range of loss with respect to the resolution of these proceedings. In addition, the timing of the final resolution of these proceedings is uncertain. The possible outcomes or resolutions of these proceedings could include judgments against Cendant or settlements and could require substantial payments by the Company. Management believes that material adverse outcomes in such proceedings and investigations or any other resolutions (including settlements) could have a material impact on Cendant's financial condition, results of operations and cash flows.

On January 25, 1999 the Company filed a suit against Ernst & Young LLP, the auditors of the former CUC International for damages to the Company and for any damages from the class actions brought against the Company for accounting irregularities initially disclosed in April 1998.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Prospectus Supplement dated November 24, 1998, including the resolution of the pending class action litigation and the Company's ability to implement its plan to divest non-core assets.

Cendant Corporation is one of the world's foremost providers of consumer and business services. The Company operates in four principal divisions: Travel Related Services, Real Estate Related Services, Alliance Marketing Related Services and Other Consumer and Business Services. In Travel Related Services, Cendant is the leading franchisor of hotels and rental car agencies worldwide; the largest provider of vacation exchange services; and a leading fleet management company. In Real Estate Related Services, Cendant is the world's largest franchisor of residential real estate brokerage offices, a major provider of mortgage services to consumers and a global leader in corporate employee relocation. In Alliance Marketing Related Services, Cendant provides access to insurance, travel, shopping, auto and other services, primarily through direct marketing to customers of its affinity partners. Other Consumer and Business Services include a leading tax preparation service franchise system in the US; the UK's largest private car park operator; and a leading motorist assistance group in the UK. Headquartered in New York, NY, the Company has more than 35,000 employees and operates in over 100 countries.


Media Contact:                         Investor Contact:
Elliot Bloom                           Denise L. Gillen
212-413-1832                           212-413-1833
                                       Samuel J. Levenson
                                       212-413-1834

                                                                   TABLE 1 OF 8

Continuing Operations

Fourth Quarter Financial Results - As Adjusted (Dollars in millions, except per share amounts)

The underlying 1998 results are adjusted to exclude the following unusual charges: (i) $433.5 million ($281.7 million, after tax or $0.33 per share) for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto and Home Insurance Company; and (ii) $351.0 million ($228.2 million, after tax, or $0.27 per share) associated with the preliminary agreement in principle to settle the PRIDES securities class action suit. Such charges are partially offset by a credit of $42.8 million ($27.5 million, after tax or $.03 per share) associated with changes to the original estimate of 1997 merger-related costs and other unusual charges. The underlying 1997 results are adjusted to exclude merger-related costs and other unusual charges of $425.2 million ($296.3 million, after tax or $0.34 per share) substantially associated with the Cendant Merger.

                                                                   1998             1997            % change
                                                              -------------     -------------    -----------
Revenues                                                      $     1,418.7     $    1,100.2              29
Expenses                                                            1,118.8            903.5              24
                                                              -------------     ------------
Income before income taxes and minority interest                      299.9            196.7              52

EBITDA (1)                                                            422.3            273.3              55

Income from continuing operations                                     190.3            115.2              65

Earnings per share:
Basic and diluted                                             $         .22     $        .13              69

Weighted average shares - diluted                                     890.9            893.0              --


(1) Earnings before interest, taxes, depreciation and amortization.

                                                                   TABLE 2 OF 8

                      CENDANT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                           FROM CONTINUING OPERATIONS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           QUARTERLY PERIOD ENDED
                                                                                DECEMBER 31,
                                                                       ------------------------------
                                                                           1998              1997
                                                                       -------------    -------------
REVENUES
   Membership and service fees - net                                   $     1,346.1    $     1,056.2
   Fleet leasing (net of depreciation and interest costs of
     $324.8 and $313.0)                                                         31.2             16.6
   Other                                                                        41.4             27.4
                                                                       -------------    -------------

Net revenues                                                                 1,418.7          1,100.2
                                                                       -------------    -------------

EXPENSES
   Operating                                                                   512.2            364.2
   Marketing and reservation                                                   305.3            281.5
   General and administrative                                                  178.9            181.2
   Depreciation and amortization                                                81.4             62.3
   Other charges:
     Litigation settlement                                                     351.0              -
     Termination of proposed acquisitions                                      433.5
     Executive terminations                                                      2.1              -
     Merger-related costs and other unusual charges (credits)                  (42.8)           425.2
     Investigation-related costs                                                 2.4              -
     Financing costs                                                             7.9              -
   Interest - net                                                               41.0             14.3
                                                                       -------------    -------------

Total expenses                                                               1,872.9          1,328.7
                                                                       -------------    -------------

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND
   MINORITY INTEREST                                                          (454.2)          (228.5)
Benefit from income taxes                                                     (168.5)           (47.4)
Minority interest - net                                                         16.3                -
                                                                       -------------    -------------

LOSS FROM CONTINUING OPERATIONS                                        $      (302.0)   $      (181.1)
                                                                       ==============   ==============


LOSS PER SHARE FROM CONTINUING OPERATIONS
   BASIC AND DILUTED                                                   $       (0.36)   $       (0.22)
                                                                       ==============   ==============

                                                                   TABLE 3 OF 8
Continuing Operations

 Fourth Quarter Financial Results - As Reported (Dollars in millions, except per share amounts)

                                                                 1998 (1)         1997 (2)          % change
                                                              -------------     -------------    -----------
Revenues                                                      $     1,418.7     $    1,100.2              29
Expenses                                                            1,872.9          1,328.7              41
                                                              -------------     ------------
Loss before income taxes and minority interest                       (454.2)          (228.5)            (99)

EBITDA (3)                                                           (323.9)          (151.9)           (113)

Loss from continuing operations                                      (302.0)          (181.1)            (67)

Loss per share:
Basic and diluted                                             $        (.36)    $       (.22)            (64)

Weighted average shares - diluted                                     850.0            828.4              --


(1) Includes charges of: (i) $433.5 million ($281.7 million, after tax or $0.33 per share) for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto and Home Insurance Company; and (ii) $351.0 million ($228.2 million, after tax or $0.27 per share) associated with the preliminary agreement in principle to settle the PRIDES securities class action suit. Such charges are partially offset by a credit of $42.8 million ($27.5 million, after tax or $0.03 per share) associated with changes to the original estimate of 1997 merger-related costs and other unusual charges.

(2) Includes merger-related costs and other unusual charges of $425.2 million ($296.3 million, after tax or $0.34 per share) substantially associated with the merger of HFS Incorporated and CUC International Inc. to form Cendant Corporation (the "Cendant Merger").

(3) Earnings (loss) before interest, taxes, depreciation and amortization.

                                                                   TABLE 4 OF 8
Continuing Operations

Year Ended December 31 Financial Results - As Adjusted (Dollars in millions, except per share amounts)


The underlying 1998 results are adjusted to exclude the following unusual charges or credits: (i) $433.5 million ($281.7 million, after tax or $0.32 per share) for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto and Home Insurance Company;
(ii) $351.0 million ($228.2 million, after tax or $0.26 per share) associated with the preliminary agreement in principle to settle the PRIDES securities class action suit; (iii) $121.0 million ($78.7 million, after tax or $0.09 per share) comprised of the costs of the investigations into previously discovered accounting irregularities at the former CUC business units and separation payments, principally to the Company's former chairman; (iv) a credit of $67.2 million ($43.7 million, after tax or $0.05 per share) associated with changes to the original estimate of 1997 merger-related costs and other unusual charges. The underlying 1997 results are adjusted to exclude merger-related costs and other unusual charges of $704.1 million ($504.7 million, after tax or $0.58 per share) primarily associated with and coincident to the Cendant Merger and the Company's merger with PHH Corporation.

                                                                   1998             1997            % change
                                                              -------------     -------------    -----------
Revenues                                                      $     5,283.8     $    4,240.0              25
Expenses                                                            4,130.5          3,278.6              26
                                                              -------------     ------------
Income before income taxes and minority interest                    1,153.3            961.4              20

EBITDA (1)                                                          1,589.9          1,249.7              27

Income from continuing operations                                     704.9            571.0              23

Earnings per share:
Basic                                                         $         .83     $        .70              19
Diluted                                                       $         .80     $        .66              21

Weighted average shares - diluted                                     899.1            885.5              --


(1) Earnings before interest, taxes, depreciation and amortization.

                                                                   TABLE 5 OF 8
                      CENDANT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                           FROM CONTINUING OPERATIONS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           YEAR ENDED DECEMBER 31,
                                                              -------------------------------------------------
                                                                   1998             1997              1996
                                                              -------------     -------------    --------------
REVENUES
   Membership and service fees - net                          $     5,024.9     $    3,988.7     $     3,138.0
   Fleet leasing (net of depreciation and interest costs of
     $1,279.4, $1,205.2 and $1,132.4)                                  88.7             59.5              56.7
   Other                                                              170.2            191.8              43.0
                                                              -------------     ------------     -------------

Net revenues                                                        5,283.8          4,240.0           3,237.7
                                                              -------------     ------------     -------------

EXPENSES
   Operating                                                        1,869.1          1,322.3           1,183.2
   Marketing and reservation                                        1,158.5          1,031.8             910.8
   General and administrative                                         666.3            636.2             341.0
   Depreciation and amortization                                      322.7            237.7             145.5
   Other charges:
     Litigation settlement                                            351.0             --                --
     Termination of proposed acquisitions                             433.5             --                --
     Executive terminations                                            52.5             --                --
     Merger-related costs and other unusual charges (credits)         (67.2)           704.1             109.4
     Investigation-related costs                                       33.4             --                --
     Financing costs                                                   35.1             --                --
   Interest - net                                                     113.9             50.6              14.3
                                                              -------------     ------------     -------------

Total expenses                                                      4,968.8          3,982.7           2,704.2
                                                              -------------     ------------     -------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
   AND MINORITY INTEREST                                              315.0            257.3             533.5
Provision for income taxes                                            104.5            191.0             220.2
Minority interest - net                                                50.6                 -                -
                                                              -------------     -------------    -------------
INCOME FROM CONTINUING OPERATIONS                             $       159.9     $       66.3     $       313.3
                                                              =============     ============     =============


INCOME PER SHARE FROM CONTINUING OPERATIONS
   BASIC                                                      $        0.19     $       0.08     $        0.41

   DILUTED                                                    $        0.18     $       0.08     $        0.39


                                                                   TABLE 6 OF 8
Continuing Operations

Year Ended December 31 Financial Results - As Reported (Dollars in millions, except per share amounts)

                                                                 1998 (1)         1997 (2)          % change
                                                              -------------     -------------    -----------
Revenues                                                      $     5,283.8     $    4,240.0              25
Expenses                                                            4,968.8          3,982.7              25
                                                              -------------     ------------
Income before income taxes and minority interest                      315.0            257.3              22

EBITDA (3):                                                           786.7            545.6              44

Income from continuing operations                                     159.9             66.3             141

Earnings per share:
Basic                                                         $         .19     $        .08             138
Diluted                                                       $         .18     $        .08             125


Weighted average shares - diluted                                     880.4            851.7              --


(1) Includes charges of: (i) $433.5 million ($281.7 million, after tax or $0.32 per share) for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto and Home Insurance Company; (ii) $351.0 million ($228.2 million, after tax or $0.26 per share) associated with the preliminary agreement in principle to settle the PRIDES securities class action suit; (iii) $121.0 million ($78.7 million, after tax or $0.09 per share) comprised of the costs of the investigations into previously discovered accounting irregularities at the former CUC business units and separation payments, principally to the Company's former chairman; and (iv) a $50.0 million ($32.2 million, after tax or $0.04 per share) non-cash write-off of the Company's equity investments in interactive businesses and the goodwill associated with the National Library of Poetry, a Company subsidiary. The aforementioned charges were partially offset by a credit of $67.2 million ($43.7 million, after tax or $0.05 per share) associated with changes to the original estimate of 1997 merger-related costs and other unusual charges.

(2) Includes merger-related costs and other unusual charges of $704.1 million ($504.7 million, after tax or $0.58 per share) primarily associated with and coincident to the Cendant Merger and the Company's merger with PHH Corporation.

(3) Earnings before interest, taxes, depreciation and amortization.

                                                                   TABLE 7 OF 8
Continuing Operations

Segment Revenues and EBITDA - As adjusted
(Dollars in Millions)


Fourth Quarter Ended December 31,

                               Revenues                       EBITDA, as adjusted (1)                    EBITDA
                  -----------------------------------     ---------------------------------------        Margin
                                                 %                                      %         ------------------
                    1998          1997        change      1998 (2)        1997       change         1998         1997
                  ---------    ---------    ---------     --------     ---------    ---------     ---------      ----
Travel            $   236.8    $   217.5          9%      $  115.4     $  102.6         12%           49%          47%
Fleet Management       99.9         79.6         26%          42.0         25.1         67%           42%          32%
Real Estate           113.2         97.2         16%          84.2         68.1         24%           74%          70%
Relocation            103.4        101.6          2%          26.9         21.8         23%           26%          21%
Mortgage Services     101.6         51.5         97%          59.9         19.8        203%           59%          38%
Individual
   Membership         271.8        206.7         31%           9.7        (16.7)       158%            4%          (8%)
Insurance/
   Wholesale          137.7        133.5          3%          31.1         25.4         22%           23%          19%
Entertainment
   Publications        86.3         71.8         20%          24.4         17.1         43%           28%          24%
Other                 268.0        140.8         90%          28.7 (2)     10.1        184%           11%           7%
                  ---------    ---------         ---      --------     --------        ----           ---          ---
Total             $ 1,418.7    $ 1,100.2         29%      $  422.3     $  273.3         55%           30%          25%
                  ==========   =========         ===      ========     ========         ===           ===          ===



Year Ended December 31,

                               Revenues                       EBITDA, as adjusted  (1)                     EBITDA
                  -----------------------------------     ---------------------------------------          Margin
                                                 %                                      %          -------------------
                    1998          1997        change      1998 (3)        1997       change          1998         1997
                  ---------    ---------    ---------     --------     ---------    ---------      ---------     ----
Travel            $ 1,063.3    $   971.6          9%      $  542.5     $  467.3         16%           51%          48%
Fleet Management      387.4        324.1         20%         173.8        120.5         44%           45%          37%
Real Estate           455.8        334.6         36%         348.6        226.9         54%           76%          68%
Relocation            444.0        401.6         11%         124.5         92.6         34%           28%          23%
Mortgage Services     353.4        179.2         97%         187.6         74.8        151%           53%          42%
Individual
   Membership         929.1        778.7         19%         (57.8)         5.3                       (6%)          1%
Insurance/
   Wholesale          544.0        482.7         13%         137.8        111.0         24%           25%          23%
Entertainment
   Publications       197.2        189.5          4%          32.1         30.0          7%           16%          16%
Other                 909.6        578.0         57%         100.8 (3)    121.3        (17%)          11%          21%
                  ---------    ---------         ---      --------     --------        ----           ---          ---
Total             $ 5,283.8    $ 4,240.0         25%      $1,589.9     $1,249.7         27%           30%          29%
                  =========    =========         ===      ========     ========        ====           ===          ===


(1) Earnings before interest, taxes, depreciation and amortization exclusive of unusual charges.

(2) Excludes the following unusual charges or credits: (i) $433.5 million for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto and Home Insurance Company; (ii) $351.0 million associated with the preliminary agreement in principle to settle the PRIDES securities class action suit; and (iii) $12.4 million comprised of the costs of the investigations into previously discovered accounting irregularities at the former CUC business units and separation payments, principally to the Company's former chairman.

(3) Excludes the following unusual charges or credits: (i) $433.5 million for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto and Home Insurance Company; (ii) $351.0 million associated with the preliminary agreement in principle to settle the PRIDES securities class action suit; and (iii) $121.0 million comprised of the costs of the investigations into previously discovered accounting irregularities at the former CUC business units and separation payments, principally to the Company's former chairman.

                                                                   TABLE 8 OF 8
                      CENDANT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN BILLIONS)

                                                                                         DECEMBER 31,
                                                                                -------------------------------
                                                                                   1998              1997
                                                                                -------------    --------------
ASSETS

Total current assets                                                                $ 4.4              $ 2.6
                                                                                    -----              -----

   Property and equipment - net                                                       1.4                 .5
   Goodwill - net                                                                     3.9                2.2
   Other assets                                                                       3.0                2.3
                                                                                    -----              -----
Total assets exclusive of assets under programs                                      12.7                7.6
                                                                                    -----              -----


Assets under management and mortgage programs                                         7.5                6.4
                                                                                    -----              -----
TOTAL ASSETS                                                                        $20.2              $14.0
                                                                                    =====              =====



LIABILITIES AND SHAREHOLDERS' EQUITY

Total current liabilities                                                           $ 2.9              $ 2.5
                                                                                    -----              -----

   Long-term debt                                                                     3.4                1.2
   Other noncurrent liabilities                                                        .4                 .5
                                                                                    -----              -----
Total liabilities exclusive of liabilities under programs                             6.7                4.2
                                                                                    -----              -----

Liabilities under management and mortgage programs                                    7.2                5.9

Mandatorily redeemable preferred securities issued by subsidiaries                    1.5                -

Commitments and contingencies

Total shareholders' equity                                                            4.8                3.9
                                                                                    -----              -----
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                          $20.2              $14.0
                                                                                    =====              =====